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                                                                    EXHIBIT 23.2

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the reference to our firm under the captions "Selected Consolidated Financial Data" and "Experts" and to the use of our report dated November 1, 1999 in the Registration Statement (Form S-1) and related Prospectus of Virage Logic Corporation.

     Our audit also included the financial statement schedule listed in Item 16(b) of the Registration Statement. This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

                                                               Ernst & Young LLP
San Jose, California
               , 2000
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     The foregoing consent is in the form that will be signed upon the completion of the reincorporation of Virage Logic Corporation in Delaware as described in Note 9 of the Notes to the Consolidated Financial Statements.

                                                           /s/ Ernst & Young LLP
San Jose, California
May 1, 2000